The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement        SUBJECT TO COMPLETION          May 1, 2009

Pricing Supplement dated May _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                     $
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to twenty (20) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 May 15, 2009

Issuance Date:                May 20, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the 20th day of each
                              month during the term of the note, unless that day is not a business day, in which case the coupon payment date will be the following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   August 17, 2009

             Maturity Date:   August 20, 2009


Six Month Notes:

            Valuation Date:   November 17, 2009

             Maturity Date:   November 20, 2009

Reference Stock:

  No.     Principal Reference Stock                          Ticker     Coupon    Strike   Barrier    Term        CUSIP
  ---     --------- ---------------                          ------     ------    ------   -------    ----        -----
           Amount                                                        Rate     Price     Price
           ------                                                        ----     -----     -----
    1274     $      Aflac, Inc.                                AFL      22.75%     $[ ]    60.00%  3 month     78008GT44

    1275     $      Amazon.com, Inc.                          AMZN      14.50%     $[ ]    75.00%  3 month     78008GT51

    1276     $      Bank of America Corporation                BAC      23.00%     $[ ]    60.00%  3 month     78008GT69

    1277     $      Caterpillar Inc.                           CAT      10.25%     $[ ]    65.00%  3 month     78008GT77

    1278     $      Deere & Company                            DE       10.00%     $[ ]    65.00%  3 month     78008GT85

    1279     $      Devon Energy Corporation                   DVN      11.25%     $[ ]    75.00%  3 month     78008GT93

    1280     $      Freeport-McMoRan Copper & Gold, Inc.       FCX      15.25%     $[ ]    65.00%  3 month     78008GU26

    1281     $      Frontier Oil Corporation                   FTO      19.25%     $[ ]    65.00%  3 month     78008GU34

    1282     $      General Electric Company                   GE       12.50%     $[ ]    60.00%  3 month     78008GU42

    1283     $      The Home Depot, Inc.                       HD       10.00%     $[ ]    75.00%  3 month     78008GU59

    1284     $      JPMorgan Chase & Co.                       JPM      17.15%     $[ ]    60.00%  3 month     78008GU75

    1285     $      Lowe's Companies, Inc.                     LOW      11.00%     $[ ]    75.00%  3 month     78008GU83

    1286     $      Nucor Corporation                          NUE      23.25%     $[ ]    75.00%  3 month     78008GU91

    1287     $      SunTrust Banks, Inc.                       STI      23.50%     $[ ]    60.00%  3 month     78008GV41

    1288     $      Union Pacific Corporation                  UNP      11.05%     $[ ]    75.00%  3 month     78008GV25

    1289     $      U.S. Bancorp                               USB      21.50%     $[ ]    60.00%  3 month     78008GV33

    1290     $      Wells Fargo & Company                      WFC      23.25%     $[ ]    60.00%  3 month     78008GV58

    1291     $      Apple Inc.                                AAPL      10.25%     $[ ]    75.00%  6 month     78008GV74

    1292     $      Hewlett-Packard Company                    HPQ      10.25%     $[ ]    75.00%  6 month     78008GU67

    1293     $      Nucor Corporation                          NUE      18.50%     $[ ]    65.00%  6 month     78008GV82

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                               (i)  the Final Stock Price is less than the
                                    Initial Stock Price; and

                               (ii) (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.





                                                       Proceeds to Royal Bank of
            Price to Public     Agent's Commission              Canada
            ---------------     ------------------              ------






                         RBC Capital Markets Corporation
                                   May _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt



Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                            If the closing        If the closing
                         market price of the    market price of the
                           Reference Stock        Reference Stock
                         does not fall below      falls below the
                         the Barrier Price on    Barrier Price on
                          any day during the    any day during the        Physical
                          Monitoring Period:    Monitoring Period:        Delivery
                              Payment at            Payment at           Amount as
                             Maturity as            Maturity as          Number of
     Hypothetical           Percentage of          Percentage of       Shares of the
      Final Share             Principal              Principal           Reference          Cash Delivery
         Price                  Amount                Amount               Stock               Amount
--------------------------------------------------------------------------------------------------------------
         $200                  100.00%                100.00%               n/a                  n/a
--------------------------------------------------------------------------------------------------------------
         $175                  100.00%                100.00%               n/a                  n/a
--------------------------------------------------------------------------------------------------------------
         $150                  100.00%                100.00%               n/a                  n/a
--------------------------------------------------------------------------------------------------------------
         $125                  100.00%                100.00%               n/a                  n/a
--------------------------------------------------------------------------------------------------------------
         $100                  100.00%                100.00%               n/a                  n/a
--------------------------------------------------------------------------------------------------------------
                               100.00%           Physical or Cash
          $90                                    Delivery Amount            10                   $90
--------------------------------------------------------------------------------------------------------------
                               100.00%           Physical or Cash
          $80                                    Delivery Amount            10                   $80
--------------------------------------------------------------------------------------------------------------
                               100.00%           Physical or Cash
          $70                                    Delivery Amount            10                   $70
--------------------------------------------------------------------------------------------------------------
                               100.00%           Physical or Cash
          $60                                    Delivery Amount            10                   $60
--------------------------------------------------------------------------------------------------------------
                                 n/a             Physical or Cash
        $59.50                                   Delivery Amount            10                 $59.50
--------------------------------------------------------------------------------------------------------------
                                 n/a             Physical or Cash
        $50.00                                   Delivery Amount            10                 $50.00
--------------------------------------------------------------------------------------------------------------
                                 n/a             Physical or Cash
        $25.00                                   Delivery Amount            10                 $25.00
--------------------------------------------------------------------------------------------------------------
                                 n/a             Physical or Cash
         $0.00                                   Delivery Amount            10                  $0.00
--------------------------------------------------------------------------------------------------------------


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GT44 (AFL): [ ]% of each stated interest payment (22.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GT51 (AMZN): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GT69 (BAC): [ ]% of each stated interest payment (23.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GT77 (CAT): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GT85 (DE): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GT93 (DVN): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU26 (FCX): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU34 (FTO): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU42 (GE): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU59 (HD): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU75 (JPM): [ ]% of each stated interest payment (17.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU83 (LOW): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU91 (NUE): [ ]% of each stated interest payment (23.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV41 (STI): [ ]% of each stated interest payment (23.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV25 (UNP): [ ]% of each stated interest payment (11.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV33 (USB): [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV58 (WFC): [ ]% of each stated interest payment (23.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV74 (AAPL): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GU67 (HPQ): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GV82 (NUE): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.





Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Aflac Incorporated is a general business holding company and acts as a management company, overseeing the operations of its subsidiaries by providing management services and making capital available. Its principal business is supplemental health and life insurance, which is marketed and administered through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), which operates in the United States (Aflac U.S.) and as a branch in Japan (Aflac Japan). Aflac's insurance business consists of two segments: Aflac Japan and Aflac U.S. Aflac Japan sells cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans and annuities. Aflac U.S. sells accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, fixed-benefit dental plans, vision care plans, long-term care plans and life insurance products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Amazon.com, Inc. (Amazon.com) offers services to consumer customers, seller customers and developer customers. The Company serves its consumer customers through its retail Websites. It offers programs that enable seller customers to sell their products on the Company's Websites and their own branded Websites. It serves developer customers through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable virtually any type of business. In addition, the Company generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. The Company's operations are organized into two principal segments: North America and International. In August 2008, Amazon.com purchased Shelfari, a social network for book lovers. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Bank of America Corporation (Bank of America) is a bank holding company and a financial holding company. Through its banking subsidiaries and various non-banking subsidiaries throughout the United States and in selected international markets, it provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. Bank of America operates in 50 states, the District of Columbia and more than 40 foreign countries. Bank of America has 6,100 banking centers, approximately 18,700 automated teller machines (ATMs), nationwide call centers, and online and mobile banking platforms. On January 1, 2009, Bank of America announced the purchase of Merrill Lynch & Co., Inc. On July 1, 2008, Bank of America completed the acquisition of Countrywide Financial Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Caterpillar Inc. (Caterpillar) operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations. In April 2008, Caterpillar expanded its Global Mining business through the acquisition of Lovat Inc. (Lovat), a global manufacturer of tunnel boring machines used in the construction of metro, railway, road, sewer, water main, penstock, mine access, high voltage cable and telecommunications tunnels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea by GEPetrol.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc. (FCX), through its wholly owned subsidiary, Phelps Dodge Corporation (Phelps Dodge) is a copper, gold and molybdenum mining company. The Company's portfolio of assets includes the Grasberg minerals district in Indonesia, which contains single recoverable copper reserve and the single gold reserve of any mine; significant mining operations in North and South America, and the Tenke Fungurume development project in the Democratic Republic of Congo (DRC). As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 % of its copper reserves were in Indonesia, approximately 31 % were in South America, approximately 28 % were in North America and approximately six % were in Africa.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation (Frontier) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries (the Refineries) in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day (bpd). Frontier's Cheyenne Refinery has a permitted crude oil capacity of 52,000 bpd on a 12-month average. The Company markets its refined products primarily in the eastern slope of the Rocky Mountain region, which encompasses eastern Colorado (including the Denver metropolitan area), eastern Wyoming and western Nebraska (the Eastern Slope). The Cheyenne Refinery has a coking unit, which allows the refinery to process amounts of heavy crude oil for use as a feedstock. During the year ended December 31, 2008, heavy crude oil constituted approximately 76% of the Cheyenne Refinery's total crude oil charge.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) is a diversified technology, media and financial services company. Its products and services include aircraft engines, power generation, water processing, security technology, medical imaging, business and consumer financing, media content and industrial products. As of December 31, 2008, GE operated in five segments: Energy Infrastructure, Technology Infrastructure, NBC Universal, Capital Finance and Consumer & Industrial. In January 2009, the Company acquired Interbanca S.p.A., an Italian corporate bank. In April 2008, Oil & Gas completed the acquisition of the Hydril Pressure Controls business from Tenaris. In September 2008, the Company announced the sale of its Japanese consumer finance business to Shinsei Bank. During the year ended December 31, 2008, the Company acquired Whatman plc; Vital Signs, Inc.; Merrill Lynch Capital, and CitiCapital.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc.is a home improvement retailer. The Home Depot stores sell an assortment of building materials, home improvement and lawn and garden products, and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 24,000 additional square feet of outside garden area. During the fiscal year ended February 1, 2009 (fiscal
          2008), the Company had 2,233 The Home Depot stores located throughout the United States, including the Commonwealth of Puerto Rico and the territories of the United States Virgin Islands and Guam, Canada, China and Mexico. On January 26, 2009, the Company announced the closing of its EXPO, THD Design Center and Yardbirds stores.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o Hewlett-Packard Company provides a range of products, technologies, software, solutions, and services worldwide. The company's Enterprise Storage and Servers segment offers storage and server products in industry standard servers, business critical systems, and storageworks offerings. Its HP Services segment provides a portfolio of multi vendor IT services, such as technology, consulting and integration, and outsourcing services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04423

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association (JPMorgan Chase Bank, N.A.), a national banking association with branches in 23 states, and Chase Bank USA, National Association (Chase Bank USA, N.A.), a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc. is a home improvement retailer. As of January 30, 2009, the Company operated 1,638 stores across 50 states and 11 stores in Canada. Its 1,649 stores represent approximately 187 million square feet of retail selling space. The Company serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourself (DIY) customers and do-it-for-me
          (DIFM) customers who utilize the Company's installed sales programs, as well as others buying for personal and family use. Commercial business customers include those who work in the construction, repair/remodel, commercial and residential property management, and business maintenance professions. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o SunTrust Banks, Inc. operates as the holding company for SunTrust Bank, which provides various financial services to consumer and corporate customers in the United States. The company offers various deposit products, including NOW accounts, money market accounts, savings accounts, consumer time, brokered deposits, and foreign deposits; and loans, such as real estate 1-4 family loans, real estate construction loans, real estate commercial loans, and real estate home equity lines.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08918

     o Union Pacific Corporation (UPC) is engaged in the transportation business. The Company's operating company, Union Pacific Railroad Company (UPRR), links 23 states in the western two-thirds of the United States. Union Pacific Railroad Company's business mix includes agricultural products, automotive, chemicals, energy, industrial products and intermodal. UPRR has approximately 32,012 route miles, linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways and providing several corridors to Mexican gateways. The freight traffic consists of bulk, manifest and premium business. Bulk traffic consists of coal, grain, rock, or soda ash in unit trains. Manifest traffic is individual carload or less than train-load business, including commodities, such as lumber, steel, paper and food. The transportation of finished vehicles and intermodal containers is part of the premium business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wells Fargo & Company (Wells Fargo) is a financial holding company and a bank holding company. The Company is a diversified financial services company providing retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. On December 31, 2008, Wells Fargo acquired Wachovia Corporation (Wachovia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters 2005, 2006, 2007 and 2008, the first quarter of 2009, as well as for the period April 1, 2009 through May 1, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (APPL)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End          High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                               ($)                        ($)                        ($)
  ----------            ----                   ---                        ---                        ---
   1/1/2005           3/31/2005               45.44                      31.3                       41.67
   4/1/2005           6/30/2005               44.45                      33.11                      36.81
   7/1/2005           9/30/2005               54.56                      36.29                      53.61
  10/1/2005          12/30/2005               75.46                      47.87                      71.89

   1/1/2006           3/31/2006               86.4                       57.67                      62.72
   4/1/2006           6/30/2006               73.8                       55.41                      57.27
   7/1/2006           9/29/2006               77.78                      50.16                      76.98
  9/30/2006          12/29/2006               93.159                     72.6                       84.84

   1/1/2007           3/30/2007               97.8                       81.9                       92.91
  3/31/2007           6/29/2007              127.61                      89.6                      122.04
  6/30/2007           9/28/2007              155                        111.62                     153.47
  9/29/2007          12/31/2007              202.96                     150.63                     198.08

   1/1/2008           3/31/2008              200.26                     115.44                     143.5
   4/1/2008           6/30/2008              192.24                     143.61                     167.44
   7/1/2008           9/30/2008              180.91                     100.59                     113.66
  10/1/2008          12/31/2008              116.4                       79.14                      85.35

   1/1/2009           3/31/2009              109.98                      78.2                      105.12
   4/1/2009            5/1/2009              127.95                     103.89                     127.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               40.42                      36.86                      37.26
   4/1/2005          6/30/2005               44.145                     35.5                       43.28
   7/1/2005          9/30/2005               46.33                      42.72                      45.3
  10/1/2005         12/30/2005               49.65                      44.38                      46.42

   1/1/2006          3/31/2006               49.4                       44.72                      45.13
   4/1/2006          6/30/2006               49.29                      44.4                       46.35
   7/1/2006          9/29/2006               46.85                      41.63                      45.76
  9/30/2006         12/29/2006               46.2                       42.5                       46

   1/1/2007          3/30/2007               49.37                      45.18                      47.06
  3/31/2007          6/29/2007               54                         47                         51.4
  6/30/2007          9/28/2007               57.44                      50.19                      57.04
  9/29/2007         12/31/2007               63.91                      55.77                      62.63

   1/1/2008          3/31/2008               67                         56.75                      64.95
   4/1/2008          6/30/2008               68.81                      62.52                      62.8
   7/1/2008          9/30/2008               68                         51.25                      58.75
  10/1/2008         12/31/2008               60.73                      29.68                      45.84

   1/1/2009          3/31/2009               46.96                      10.83                      19.36
   4/1/2009           5/1/2009               30.45                      17.25                      29.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               45.44                      32.82                      34.27
   4/1/2005          6/30/2005               36.99                      30.6                       33.09
   7/1/2005          9/30/2005               46.97                      32.79                      45.3
  10/1/2005         12/30/2005               50.001                     38.72                      47.15

   1/1/2006          3/31/2006               48.58                      35.1391                    36.53
   4/1/2006          6/30/2006               38.84                      31.52                      38.68
   7/1/2006          9/29/2006               38.62                      25.76                      32.12
  9/30/2006         12/29/2006               43.25                      30.58                      39.46

   1/1/2007          3/30/2007               42                         36.3                       39.79
  3/31/2007          6/29/2007               74.72                      39.55                      68.41
  6/30/2007          9/28/2007               94.26                      68.01                      93.15
  9/29/2007         12/31/2007              101.09                      76.5                       92.64

   1/1/2008          3/31/2008               97.43                      61.2                       71.3
   4/1/2008          6/30/2008               84.88                      70.65                      73.33
   7/1/2008          9/30/2008               91.75                      61.32                      72.76
  10/1/2008         12/31/2008               71.99                      34.68                      51.28

   1/1/2009          3/31/2009               75.61                      47.63                      73.44
   4/1/2009           5/1/2009               86.68                      71.71                      78.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               47.2                       43.4                       44.1
   4/1/2005          6/30/2005               47.44                      43.47                      45.61
   7/1/2005          9/30/2005               46.05                      41.13                      42.1
  10/1/2005         12/30/2005               47.25                      41.38                      46.15

   1/1/2006          3/31/2006               47.24                      42.75                      45.54
   4/1/2006          6/30/2006               50.5                       45.26                      48.1
   7/1/2006          9/29/2006               54                         47.59                      53.57
  9/30/2006         12/29/2006               55.08                      51.32                      53.39

   1/1/2007          3/30/2007               54.21                      48.36                      51.02
  3/31/2007          6/29/2007               52.2                       48.55                      48.89
  6/30/2007          9/28/2007               52.78                      46.52                      50.27
  9/29/2007         12/31/2007               52.96                      40.61                      41.26

   1/1/2008          3/31/2008               45.08                      33.12                      37.91
   4/1/2008          6/30/2008               41.8641                    22.44                      23.87
   7/1/2008          9/30/2008               39.5                       18.44                      35
  10/1/2008         12/31/2008               38.5                       10.01                      14.08

   1/1/2009          3/31/2009               14.81                       2.53                       6.82
   4/1/2009           5/1/2009               11.58                       6.44                       8.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               49.98                      43.2                       45.72
   4/1/2005          6/30/2005               51.49                      41.305                     47.655
   7/1/2005          9/30/2005               59.88                      47.425                     58.75
  10/1/2005         12/30/2005               59.84                      48.25                      57.77

   1/1/2006          3/31/2006               77.21                      57.05                      71.81
   4/1/2006          6/30/2006               82.03                      64.41                      74.48
   7/1/2006          9/29/2006               75.43                      62.09                      65.8
  9/30/2006         12/29/2006               70.92                      58.82                      61.33

   1/1/2007          3/30/2007               68.43                      57.98                      67.03
  3/31/2007          6/29/2007               82.89                      65.86                      78.3
  6/30/2007          9/28/2007               87                         70.59                      78.43
  9/29/2007         12/31/2007               82.74                      67                         72.56

   1/1/2008          3/31/2008               78.63                      59.6                       78.29
   4/1/2008          6/30/2008               85.96                      72.56                      73.82
   7/1/2008          9/30/2008               75.87                      58.11                      59.6
  10/1/2008         12/31/2008               59.03                      31.95                      44.67

   1/1/2009          3/31/2009               47.12                      21.71                      27.96
   4/1/2009           5/1/2009               37.71                      27.44                      37.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               37.205                     32.6                       33.565
   4/1/2005          6/30/2005               34.7                       29.35                      32.745
   7/1/2005          9/30/2005               36.99                      29.905                     30.6
  10/1/2005         12/30/2005               35.5                       28.495                     34.055

   1/1/2006          3/31/2006               40                         33.805                     39.525
   4/1/2006          6/30/2006               45.99                      38.1932                    41.745
   7/1/2006          9/29/2006               42.485                     33.45                      41.955
  9/30/2006         12/29/2006               50.7                       41.505                     47.535

   1/1/2007          3/30/2007               58.25                      45.115                     54.32
  3/31/2007          6/29/2007               62.82                      51.585                     60.37
  6/30/2007          9/28/2007               74.95                      56.955                     74.21
  9/29/2007         12/31/2007               93.74                      70.175                     93.12

   1/1/2008          3/31/2008               94.7658                    71.2                       80.44
   4/1/2008          6/30/2008               94.89                      70.16                      72.13
   7/1/2008          9/30/2008               74.18                      46.18                      49.5
  10/1/2008         12/31/2008               49.49                      28.5                       38.32

   1/1/2009          3/31/2009               46.76                      24.51                      32.87
   4/1/2009           5/1/2009               43.24                      31.88                      42.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               49.42                      36.48                      47.75
   4/1/2005          6/30/2005               52.31                      40.6                       50.68
   7/1/2005          9/30/2005               70.35                      50.75                      68.64
  10/1/2005         12/30/2005               69.79                      54.01                      62.54

   1/1/2006          3/31/2006               69.97                      55.3                       61.17
   4/1/2006          6/30/2006               65.25                      48.94                      60.41
   7/1/2006          9/29/2006               74.75                      57.19                      63.15
  9/30/2006         12/29/2006               74.49                      58.55                      67.08

   1/1/2007          3/30/2007               71.24                      62.8                       69.22
  3/31/2007          6/29/2007               83.92                      69.3                       78.29
  6/30/2007          9/28/2007               85.2                       69.01                      83.2
  9/29/2007         12/31/2007               94.75                      80.05                      88.91

   1/1/2008          3/31/2008              108.13                      74.56                     104.33
   4/1/2008          6/30/2008              127.16                     101.31                     120.16
   7/1/2008          9/30/2008              127.43                      82.1                       91.2
  10/1/2008         12/31/2008               91.69                      54.4                       65.71

   1/1/2009          3/31/2009               73.11                      38.55                      44.69
   4/1/2009           5/1/2009               54.45                      43.35                      54.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005              39.8195                    31.8556                    36.3727
   4/1/2005          6/30/2005              37.0155                    28.9439                    34.38
   7/1/2005          9/30/2005              45.9548                    34.0862                    45.1282
  10/1/2005         12/30/2005              52.3354                    40.3173                    50.4288

   1/1/2006          3/31/2006              60.927                     44.158                     56.5894
   4/1/2006          6/30/2006              68.358                     41.4617                    53.3038
   7/1/2006          9/29/2006              59.9222                    45.7714                    51.9578
  9/30/2006         12/29/2006              62.1425                    46.4362                    55.73

   1/1/2007          3/30/2007              67.19                      48.85                      66.19
  3/31/2007          6/29/2007              85.5                       65.62                      82.82
  6/30/2007          9/28/2007             110.6                       67.07                     104.89
  9/29/2007         12/31/2007             120.2                       85.71                     102.44

   1/1/2008          3/31/2008             107.37                      68.96                      96.22
   4/1/2008          6/30/2008             127.24                      93                        117.19
   7/1/2008          9/30/2008             117.11                      51.21                      56.85
  10/1/2008         12/31/2008              56.75                      15.7                       24.44

   1/1/2009          3/31/2009              43.45                      21.16                      38.11
   4/1/2009           5/1/2009              46.22                      36.6                       44.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               9.003                      5.8312                     8.8468
   4/1/2005          6/30/2005              14.5512                     9.003                     14.3218
   7/1/2005          9/30/2005              22.5343                    12.9555                    21.6413
  10/1/2005         12/30/2005              22.383                     15.3905                    18.765

   1/1/2006          3/31/2006              30.98                      18.99                      29.675
   4/1/2006          6/30/2006              33.1                       23.75                      32.4
   7/1/2006          9/29/2006              37.8                       24.33                      26.58
  9/30/2006         12/29/2006              33                         24                         28.74

   1/1/2007          3/30/2007              33.75                      25.47                      32.64
  3/31/2007          6/29/2007              45.75                      31.95                      43.77
  6/30/2007          9/28/2007              49.1                       31.61                      41.64
  9/29/2007         12/31/2007              49.13                      39.54                      40.58

   1/1/2008          3/31/2008              41                         25.22                      27.26
   4/1/2008          6/30/2008              33                         23.03                      23.91
   7/1/2008          9/30/2008              24.26                      16.49                      18.42
  10/1/2008         12/31/2008              18.38                       7.51                      12.63

   1/1/2009          3/31/2009              16.84                      11.8                       12.79
   4/1/2009           5/1/2009              15.19                      12.31                      13.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               36.89                      34.95                      36.06
   4/1/2005          6/30/2005               37.34                      34.15                      34.65
   7/1/2005          9/30/2005               35.78                      32.85                      33.67
  10/1/2005         12/30/2005               36.34                      32.67                      35.05

   1/1/2006          3/31/2006               35.63                      32.21                      34.78
   4/1/2006          6/30/2006               35.24                      32.78                      32.96
   7/1/2006          9/29/2006               35.65                      32.06                      35.3
  9/30/2006         12/29/2006               38.49                      34.62                      37.21

   1/1/2007          3/30/2007               38.28                      33.9                       35.36
  3/31/2007          6/29/2007               39.77                      34.55                      38.28
  6/30/2007          9/28/2007               42.07                      36.2                       41.4
  9/29/2007         12/31/2007               42.15                      36.07                      37.07

   1/1/2008          3/31/2008               37.742                     31.65                      37.01
   4/1/2008          6/30/2008               38.52                      26.15                      26.69
   7/1/2008          9/30/2008               30.39                      22.16                      25.5
  10/1/2008         12/31/2008               25.75                      12.58                      16.2

   1/1/2009          3/31/2009               17.24                       5.7279                    10.11
   4/1/2009           5/1/2009               12.85                       9.8                       12.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               43.27                      37.44                      38.24
   4/1/2005          6/30/2005               40.93                      34.56                      38.9
   7/1/2005          9/30/2005               43.98                      37.144                     38.14
  10/1/2005         12/30/2005               43.3                       37.48                      40.48

   1/1/2006          3/31/2006               43.95                      38.5                       42.3
   4/1/2006          6/30/2006               42.93                      35.63                      35.79
   7/1/2006          9/29/2006               37.65                      32.85                      36.27
  9/30/2006         12/29/2006               40.37                      35.55                      40.16

   1/1/2007          3/30/2007               42.01                      36.35                      36.74
  3/31/2007          6/29/2007               41.19                      36.6                       39.35
  6/30/2007          9/28/2007               41.01                      31.85                      32.44
  9/29/2007         12/31/2007               34.55                      25.57                      26.94

   1/1/2008          3/31/2008               31.08                      23.77                      27.97
   4/1/2008          6/30/2008               30.5                       23.32                      23.42
   7/1/2008          9/30/2008               30.74                      20.76                      25.89
  10/1/2008         12/31/2008               26.09                      17.05                      23.02

   1/1/2009          3/31/2009               25.49                      17.49                      23.56
   4/1/2009           5/1/2009               27.07                      22.92                      25.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Hewlett-Packard Co (HPQ)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               22.26                      18.89                      21.94
   4/1/2005          6/30/2005               24.7                       19.81                      23.51
   7/1/2005          9/30/2005               29.51                      23.05                      29.2
  10/1/2005         12/30/2005               30.25                      25.53                      28.63

   1/1/2006          3/31/2006               34.52                      28.37                      32.9
   4/1/2006          6/30/2006               34.45                      29                         31.68
   7/1/2006          9/29/2006               37.25                      29.98                      36.69
  9/30/2006         12/29/2006               41.7                       36.7                       41.19

   1/1/2007          3/30/2007               43.72                      38.15                      40.14
  3/31/2007          6/29/2007               46.29                      40.05                      44.62
  6/30/2007          9/28/2007               51.09                      43.64                      49.79
  9/29/2007         12/31/2007               53.48                      47.45                      50.48

   1/1/2008          3/31/2008               50.98                      39.99                      45.66
   4/1/2008          6/30/2008               49.97                      43.27                      44.21
   7/1/2008          9/30/2008               49.2                       40.83                      46.24
  10/1/2008         12/31/2008               46.72                      28.23                      36.29

   1/1/2009          3/31/2009               39.53                      25.39                      32.06
   4/1/2009           5/1/2009               37.4                       30.98                      36.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               39.69                      34.32                      34.6
   4/1/2005          6/30/2005               36.5                       33.35                      35.32
   7/1/2005          9/30/2005               35.95                      33.31                      33.93
  10/1/2005         12/30/2005               40.56                      32.92                      39.69

   1/1/2006          3/31/2006               42.43                      37.88                      41.64
   4/1/2006          6/30/2006               46.8                       39.33                      42
   7/1/2006          9/29/2006               47.49                      40.4                       46.96
  9/30/2006         12/29/2006               49                         45.51                      48.3

   1/1/2007          3/30/2007               51.95                      45.91                      48.38
  3/31/2007          6/29/2007               53.25                      47.7                       48.45
  6/30/2007          9/28/2007               50.48                      42.16                      45.82
  9/29/2007         12/31/2007               48.02                      40.15                      43.65

   1/1/2008          3/31/2008               49.29                      36.01                      42.95
   4/1/2008          6/30/2008               49.95                      33.96                      34.31
   7/1/2008          9/30/2008               49                         29.24                      46.7
  10/1/2008         12/31/2008               50.63                      19.69                      31.53

   1/1/2009          3/31/2009               31.64                      14.96                      26.58
   4/1/2009           5/1/2009               35.21                      25.29                      32.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               29.985                     27.535                     28.545
   4/1/2005          6/30/2005               29.995                     25.36                      29.11
   7/1/2005          9/30/2005               34.475                     28.5                       32.2
  10/1/2005         12/30/2005               34.85                      28.915                     33.33

   1/1/2006          3/31/2006               34.825                     30.58                      32.22
   4/1/2006          6/30/2006               33.48                      29.5                       30.335
   7/1/2006          9/29/2006               31.15                      26.15                      28.06
  9/30/2006         12/29/2006               31.98                      27.85                      31.15

   1/1/2007          3/30/2007               35.74                      29.87                      31.49
  3/31/2007          6/29/2007               33.19                      30.35                      30.69
  6/30/2007          9/28/2007               32.53                      25.98                      28.02
  9/29/2007         12/31/2007               31.72                      21.01                      22.62

   1/1/2008          3/31/2008               26.87                      19.94                      22.94
   4/1/2008          6/30/2008               27.18                      20.52                      20.75
   7/1/2008          9/30/2008               28.49                      18                         23.69
  10/1/2008         12/31/2008               23.73                      15.76                      21.52

   1/1/2009          3/31/2009               23.17                      13                         18.25
   4/1/2009           5/1/2009               22.09                      17.65                      20.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005              29.8132                    21.4056                    26.2962
   4/1/2005          6/30/2005              27.1139                    20.9218                    20.9539
   7/1/2005          9/30/2005              28.2019                    21.009                     27.2116
  10/1/2005         12/30/2005              32.3873                    23.9087                    31.0079

   1/1/2006          3/31/2006              51.2772                    31.2635                    48.9367
   4/1/2006          6/30/2006              56.3199                    41.843                     51.1612
   7/1/2006          9/29/2006              52.755                     42.5511                    47.1488
  9/30/2006         12/29/2006              64.3544                    45.2529                    52.5473

   1/1/2007          3/30/2007              64.7589                    51.1437                    63.0927
  3/31/2007          6/29/2007              67.7426                    54.7868                    57.3078
  6/30/2007          9/28/2007              63.2682                    40.6675                    58.6004
  9/29/2007         12/31/2007              64.02                      49.3773                    58.6484

   1/1/2008          3/31/2008              74.9396                    47.2594                    67.2708
   4/1/2008          6/30/2008              82.9812                    65.4336                    74.3454
   7/1/2008          9/30/2008              73.5688                    35.48                      39.5
  10/1/2008         12/31/2008              48.29                      25.25                      46.2

   1/1/2009          3/31/2009              49                         29.84                      38.17
   4/1/2009           5/1/2009              45.56                      37.28                      41.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               35.05                      29.09                      34.85
   4/1/2005          6/30/2005               35.095                     30.425                     32.4
   7/1/2005          9/30/2005               36.1                       31.76                      35.85
  10/1/2005         12/30/2005               40.63                      33.445                     40.255

   1/1/2006          3/31/2006               46.865                     38.81                      46.675
   4/1/2006          6/30/2006               48.745                     41.915                     46.48
   7/1/2006          9/29/2006               46.48                      39.325                     44
  9/30/2006         12/29/2006               48.08                      43.135                     46.01

   1/1/2007          3/30/2007               52.92                      44.79                      50.775
  3/31/2007          6/29/2007               61.395                     50.205                     57.575
  6/30/2007          9/28/2007               64.68                      49.69                      56.53
  9/29/2007         12/31/2007               68.78                      55.035                     62.81

   1/1/2008          3/31/2008               65.285                     52.66                      62.69
   4/1/2008          6/30/2008               82.76                      62.98                      75.5
   7/1/2008          9/30/2008               85.8                       67.34                      71.16
  10/1/2008         12/31/2008               71.78                      41.84                      47.8

   1/1/2009          3/31/2009               54.66                      33.28                      41.11
   4/1/2009           5/1/2009               51.29                      39.82                      49.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               31.36                      28.17                      28.82
   4/1/2005          6/30/2005               29.91                      26.8                       29.2
   7/1/2005          9/30/2005               30.91                      27.77                      28.08
  10/1/2005         12/30/2005               31.21                      27.32                      29.89

   1/1/2006          3/31/2006               31.31                      28.99                      30.5
   4/1/2006          6/30/2006               31.89                      30.17                      30.88
   7/1/2006          9/29/2006               33.42                      30.54                      33.22
  9/30/2006         12/29/2006               36.85                      32.96                      36.19

   1/1/2007          3/30/2007               36.84                      34.4                       34.97
  3/31/2007          6/29/2007               35.18                      32.74                      32.95
  6/30/2007          9/28/2007               34.17                      29.09                      32.53
  9/29/2007         12/31/2007               34.25                      30.21                      31.74

   1/1/2008          3/31/2008               35.01                      27.86                      32.36
   4/1/2008          6/30/2008               35.25                      27.78                      27.89
   7/1/2008          9/30/2008               42.23                      20.57                      36.02
  10/1/2008         12/31/2008               37.31                      20.22                      25.01

   1/1/2009          3/31/2009               25.43                       8.06                      14.61
   4/1/2009           5/1/2009               19.61                      13.92                      17.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                 [CHART OMITTED]
                                (May-99 - May-08)



    Period-          Period-End         High Intra-Day              Low Intra-Day           Period-End Closing
  Start Date            Date             Price of the               Price of the               Price of the
                                      Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------            ----                  ---                        ---                        ---
   1/1/2005          3/31/2005               31.375                     29.075                     29.9
   4/1/2005          6/30/2005               31.11                      28.885                     30.79
   7/1/2005          9/30/2005               31.435                     29                         29.285
  10/1/2005         12/30/2005               32.35                      28.81                      31.415

   1/1/2006          3/31/2006               32.755                     30.31                      31.935
   4/1/2006          6/30/2006               34.855                     31.9                       33.54
   7/1/2006          9/29/2006               36.89                      33.355                     36.18
  9/30/2006         12/29/2006               36.99                      34.9                       35.56

   1/1/2007          3/30/2007               36.64                      33.01                      34.43
  3/31/2007          6/29/2007               36.49                      33.93                      35.17
  6/30/2007          9/28/2007               37.99                      32.66                      35.62
  9/29/2007         12/31/2007               37.78                      29.29                      30.19

   1/1/2008          3/31/2008               34.56                      24.38                      29.1
   4/1/2008          6/30/2008               32.4                       23.46                      23.75
   7/1/2008          9/30/2008               44.675                     20.46                      37.53
  10/1/2008         12/31/2008               38.95                      19.89                      29.48

   1/1/2009          3/31/2009               30.47                       7.8                       14.24
   4/1/2009           5/1/2009               21.97                      13.65                      19.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about May 20, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                   May _, 2009